UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

New Age Beverages Corporation

(State or other jurisdiction of incorporation)

Washington	333-215267	27-2432263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file Number)	Identification No.)

1700 East 68th Avenue, Denver, CO	80229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 289-8655

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 17, 2017, New Age Beverages Corporation (the “Company”) issued a press release announcing that it has closed its underwritten public offering of 4,285,714 shares of common stock at an offering price of $3.50 per share. In addition, the Company’s underwriter exercised the over-allotment to purchase an additional 642,857 shares of common stock. Gross proceeds to the Company were approximately $17,250,000 before deducting underwriting discounts and commissions, and other estimated offering expenses payable by the Company. The press release is attached as exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release issued by New Age Beverages Corporation on February 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Age Beverages Corporation

Date: February 17, 2017	By:	/s/ Brent Willis
Brent Willis, Chief Executive Officer